SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   March 27, 2007

GuangZhou Global Telecom, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Florida	333-130937	59-3565377
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

Room 1802, North Tower, Suntec Plaza,
No. 197 Guangzhou Avenue North
Guangzhou, PRC 510075
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(44) 1207-245-6131
(ISSUER TELEPHONE NUMBER)

Avalon Development Enterprises, Inc.
7 Kinnerton Yard
London, England SW1X 8EB
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT

FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Section 1 -  Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

        On January 10, 2007, Avalon Development Enterprises, Inc., a Florida Corporation, (“the Company”), Global Telecom Holdings, Ltd., a British Virgin Islands Corporation, (“GTHL”), and the shareholders of GTHL, (“the Shareholders”), entered into a Share Exchange Agreement. Pursuant to that Agreement, the Company will issue 39,817,500 shares of its restricted common stock to the Shareholders in exchange for 1,000 shares of GTHL common stock. The 1,000 shares of GTHL stock represent all of the issued and outstanding common stock of GTHL. This transaction was subject to close only upon GTHL’s furnishing of certain required financial statements.

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

Overview

 On March 27, 2007 (the “Effective Date”), the Merger described in Item 1.01 was completed (the “Closing”). After the Closing, we had outstanding 52,890,000 shares of Common Stock, and as a result of the Merger, GTHL became our wholly owned subsidiary.

Changes Resulting from the Merger

Following the Share Exchange Agreement, the Company will change its business to the business of Guangzhou Global Telecom Limited Company (“GTL”), GTHL’s wholly-owned subsidiary. Guangzhou Global Telecom Limited Company is an independent qualified corporation that serves as a principle distribution agent for China Telecom, China Union, and China Mobile. GTL also maintains and operates the largest prepaid mobile phone card sales and distribution center in Guangdong Province and maintains cooperative distribution relationships with VK, Panasonic, Motorola, LG, GE and Bird corporations, among others. GTL plans to introduce new software and services through an expanded network of regional and neighborhood service centers, shops and via a virtual store.

As a result of the merger, we have changed the name of the Company to GuangZhou Global Telecom, Inc. to better reflect the Company’s new business plan, and we have moved our principal executive offices to those of Guangzhou Global Telecom Limited Company, Room 1802, North Tower, Suntec Plaza, No. 197 Guangzhou Avenue North, Guangzhou, PRC 510075.

Under Florida law, the Board of Directors of GTHL and Avalon approved the completion of the Merger and its related transactions without stockholder approval, as Florida corporate law does not require stockholder approval from the acquiring entity in an acquisition.

Description of the Company

We were incorporated as Avalon Development Enterprises, Inc. on March 29, 1999, under the laws of the State of Florida. Since inception, we have engaged in the acquisition of commercial property and have expanded into building cleaning, maintenance services, and equipment leasing as supporting ancillary services and sources of revenue. Upon the completion of the Merger, the Company changed its name to Guangzhou Global Telecom Holdings, Inc. and succeeded to the business of GTHL, which will be continued as our sole line of business.

Description of Business

Unless otherwise indicated or the context otherwise requires, all references below to “Guangzhou Global Telecom, Inc.” or the “Company” means GTHL and Avalon on a combined basis after the Merger.

Overview

We are a nationally integrated mobile phone handset and pre-paid calling card distributor and provider of mobile handset value-added services. Future products and services include the GTL Lineless Messaging Service and retail sales and customer service operations. We are an independent qualified corporation that serves as a principle distribution agent for China Telecom, China Unicom, and China Mobile. We also maintain and operate the largest prepaid mobile phone card sales and distribution center in Guangdong Province and maintain cooperative distribution relationships with VK, Panasonic, Motorola, LG, GE and Bird corporations, among others.

Development

Development activities are a fundamental building block to our future financial success. We will devote significant resources to identifying and developing new software and value-added services through an expanded network of regional and neighborhood service centers, shops and via a virtual store. We plan to continue our distribution operations and to introduce current products and new and innovative software and services through an expanded network of regional and neighborhood retail service centers and shops. This new sales channel will allow us to sell direct to the consumer and to cross-sell additional value-added services and add-on products. We anticipate building strong customer relationships in the local communities that are served in order to take advantage of future sales from existing loyal customers and through word of mouth advertisement. Selling products and value-added services via a retail presence allows us to become part of the community and to enter into exclusive contracts directly with the individual consumer.

Financing

Based on rapid current and anticipated future growth in the mobile phone and mobile phone parts supply and distribution markets and ever increasing demand for mobile consumer telecommunications devices, we are seeking a capital investment partner to fund expansion of our sales, distribution, and post-sale customer support in addition to the development of new business units and operations

Production

In addition to existing hardware distribution and sales partnerships, we are expanding our services, building a retail presence and developing e-commerce business units in order to build and maintain a high-quality brand and service reputation. We currently serve as a nationally integrated mobile phone handset and pre-paid calling card distributor and provider of mobile handset value-added services. Future products and services include Lineless Messaging Service (“LMS”) and retail sales and customer service operations.

Revenue Sources

We currently earn approximately USD $13 million in annual sales. As a handset and pre-paid calling card distributor, GTL faces significant competition from other vertically integrated product and service providers. In order to compete, GTL plans to continue its distribution operations and to introduce current products and new and innovative software and services through an expanded network of regional and neighborhood retail service centers and shops. This new sales channel will allow us to sell direct to the consumer and to cross-sell additional value-added services and add-on products. We anticipate building strong customer relationships in the local communities that are served in order to take advantage of future sales from existing loyal customers and through word of mouth advertisement. Selling products and value-added services via a retail presence allows the Company to become a part of the community and to enter into exclusive contracts directly with the individual consumer.

Our fundamental operating cycle will change over the next 20-30 months as a growing percentage of revenue is derived from web delivered software and associated service and product support. Revenue from current operations, as well as new investment, will fund the expansion of software design and development functions within the company responsible for the design, deployment, quality assurance, and consumer support of LMS™ and associated services.

During the expansion / product introduction phase, retail outlets and product lines will be kept at current size and production levels to focus on development and deployment of LMS. As the margins for LMS exceed those of our traditional distribution business, potential losses from lack of distribution expansion will be offset by gains in market penetration of the instant messaging markets.

        Aside from existing in-house prototype development of future products, We have not yet decided on any specific internal and/or outsourced contractor solutions to produce, deploy, and support LMS and associated services.

        The distribution channels associated with these revenue streams are discussed in greater detail below:

Direct-support distribution & service network
Using current distribution agent relationships with network service providers and handset manufacturers, we will open multi-functional distribution and post-sale retailer support service centers in five Chinese provinces over a 12 month period. These service centers will be strategically located in areas which will improve relationships with existing distribution & retail partners while increasing margins through increased cost-efficiency. The first service centers will be located in Beijing and Guangzhou, PRC. These centers will serve as management control centers for future retail and wholesale activities.

Specialty shop expansion
Using the five regional multi-functional service centers as local management headquarters, we will establish up to 20 regional specialty shops that will be responsible for the direct interface with manufacturers and functionalization of OEM handsets for retail partner distribution. These shops will add value through improved quality assurance, reduced product development cycle times, and greater control over handset acquisition and distribution systems. These shops will perform on-site troubleshooting and engineering design to solve supply-side function and quality problems at a minimal overall cost. It is estimated that it will take up to 18 months to establish and staff these 20 regional specialty shops.

Integration of service center & specialty shop network
Once established, the 25 regional service centers and specialty shops will serve as the foundation for our future wholesale and direct-to-consumer retail operations. This newly expanded China-wide presence will place us in close proximity not only with its entire potential domestic market and international retail partners, but also in close geographic range of peers and other emerging competitive threats.

Development of GTL lineless messaging system
Once our initial expansion is complete, it will be prepared to launch a proprietary enhanced instant messaging service software application in concert with its mobile phone distribution agreements. Our lineless messaging system (LMS™) will primarily serve as an intra-corporate communications system that will enable a company to instantly disseminate routine or time-sensitive information to some or all of its employees. Messages may also be sent to a particular subset of the organization based on the employee’s role in the company or for as something as personal as a “happy birthday” message. This system will replace a large portion of an organization’s communication overhead traditionally fulfilled by email or courier messages.

In addition to dissemination of information, LMS™ will facilitate critical company management functions such as meeting reminders, location changes, field reports, etc. This more intuitive and rapid communication protocol will occur through a device that virtually all people already own and carry with them everywhere - their mobile phone. The ability for an organization to communicate more efficiently without additional hardware requirements will give any organization an instant competitive operational advantage. With sufficient and prompt capital investment, initial deployment of LMS™ should occur by mid to late 2007 throughout China with expansion worldwide soon after.

Overview of LMS™

        For most messaging service providers, message entry requires accessing the Internet through the line entry of a special service number. GTL LMS does not require discrete text messaging numbers as in the current and traditional ways of transmitting a message through the Internet, but instead sends messages directly by way of PHS/GSM/CDMA mobile web transmission protocols. Using the unique hardware address of each mobile device, LMS™ doesn’t need any special messaging service numbers or an operator to transfer the message - thus the name: lineless messaging service.

        LMS is a complex software application which is deployed by itself on PCs, mobile computers, and mobile telephony. It can be used to build unattached messages and enter the LMS network at any point and reach any properly configured subscriber device.

Marketing

Our new strategy is a natural follow on to our existing telephone distribution operation, which is becoming the largest distribution agreement inside and outside China. We anticipate opening fixed and virtual retail outlets in order to continue distributing current products, consumer electronic products and mobile phone value added services.

        In line with the development of mobile communication standards and increasing consumer demand for non-voice communications, network added service will be the new development of mobile communication. GTL is currently seeking and offering globally innovative techniques, products and services to include the following mobile functions:

•	Color-message
•	Drawing and ring
•	Chord ring
•	Staying color picture
•	WAP
•	Note games
•	Treasure box
•	IVR chatting

        We use our relationships within the distribution network to develop and offer value-added services and connected mobile handset services. After entry into a region, we will consult strategies used by existing and successful operations such as Virgin’s entry into England and America. GTL will penetrate the market in key cities and regions such as Beijing, Shanghai and Wuhan first. GTL aims to become the handset service distributor of China Mobile or China Unicom, by segmenting the market (for example, developing special communicated brands for young women) and through a demographically segmented, distributed cost model. Using resources from partners higher in the value chain and close agreements with other services, we will realize maximal profit via bundling communication, handset and value-added services within the networks.

Competition

China has become the world’s largest mobile telecommunications market. By the end of 2006, nearly 500 million Chinese citizens used mobile phones. This represents 37 percent of the population. In 2006 alone, more than 48 million people purchased their first mobile phones and projections indicate another 50 million more first time users will purchase in 2007. By 2010, almost half of China’s 1.3 billion people will be using mobile phones. As the Chinese population becomes saturated with multiple mobile handsets per person, demand will still exist for upgraded replacement platforms and value-added services. Customer’s value-added services will operate on an exclusive basis with our company.

        Our new strategy is a natural follow on to its existing telephone distribution operation, which is becoming the largest distribution agreement inside and outside China. GTL anticipates opening fixed and virtual retail outlets in order to continue distributing current products, consumer electronic products and mobile phone value added services.

RISK FACTORS

An investment in our common stock is highly speculative and involves a high degree of risk. Therefore, you should consider all of the risk factors discussed below, as well as the other information contained in this document. You should not invest in our common stock unless you can afford to lose your entire investment and you are not dependent on the funds you are investing.

Please note that throughout this report, the words “we”, “our”, “us” or the “Company” refer to Maneki or Red Rock.

Risks Associated with our Operations

There may be potential liabilities associated with the Company that we were not aware of at the time of the Merger.

We may have liabilities that we did not discover or may have been unable to discover during our pre-acquisition investigation. Any indemnities or warranties may not fully cover such liabilities due to their limited scope, amount or duration, the financial limitations of the indemnitor or warrantor, or for other reasons. Therefore, in the event we are held responsible for the foregoing liabilities, our operations may be materially and adversely affected.

The GTHL shareholders currently own a controlling interest in our voting stock and investors may not have any voice in our management.

        In connection with the acquisition of GTHL, the GTHL Shareholders and our officers and directors, will hold an aggregate of over 51% of our outstanding shares of common stock, and in the aggregate, has the right to cast over 51% of the votes in any vote by our stockholders. Thus, these stockholders, acting together, will have the ability to control substantially all matters submitted to our stockholders for approval, including:

▪	election of our board of directors;
▪	removal of any of our directors;
▪	amendment of our certificate of incorporation or bylaws; and
▪	adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of their ownership and positions, our directors and executive officers collectively are able to influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, sales of significant amounts of shares held by our directors and executive officers, or the prospect of these sales, could adversely affect the market price of our common stock. Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

It is likely that additional shares of our stock will be issued in the normal course of our business development, which will result in a dilutive affect on our existing shareholders.

We will issue additional stock as required to raise additional working capital in order to secure intellectual properties, undertake company acquisitions, recruit and retain an effective management team, compensate our officers and directors, engage industry consultants and for other business development activities.

If we fail to adequately manage our growth, we may not be successful in growing our business and becoming profitable.

We expect our business and number of employees to grow over the next year. We expect that our growth will place significant stress on our operation, management, employee base and ability to meet capital requirements sufficient to support our growth over the next 12 months. Any failure to address the needs of our growing business successfully could have a negative impact on our chance of success.

If we acquire or invest in other businesses, we will face certain risks inherent in such transactions.

We may acquire, make investments in, or enter into strategic alliances or joint ventures with, companies engaged in businesses that are similar or complementary to ours. If we make such acquisitions or investments or enter into strategic alliances, we will face certain risks inherent in such transactions. For example, we could face difficulties in managing and integrating newly acquired operations. Additionally, such transactions would divert management resources and may result in the loss of artists or songwriters from our rosters. We cannot assure you that if we make any future acquisitions, investments, strategic alliances or joint ventures that they will be completed in a timely manner, that they will be structured or financed in a way that will enhance our creditworthiness or that they will meet our strategic objectives or otherwise be successful. Failure to effectively manage any of these transactions could result in material increases in costs or reductions in expected revenues, or both.

“Penny Stock” rules may make buying or selling our common stock difficult.

Trading in our securities is subject to the “penny stock” rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker- dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. Broker- dealers who sell penny stocks to certain types of investors are required to comply with the Commission’s regulations concerning the transfer of penny stocks. These regulations require broker-dealers to:

▪	Make a suitability determination prior to selling a penny stock to the purchaser;
▪	Receive the purchaser’s written consent to the transaction; and
▪	Provide certain written disclosures to the purchaser.

Risks Associated with the Cell Phone Industry

Competition from providers of similar products and services could materially adversely affect our revenues and financial condition.

The industry in which we compete is a rapidly evolving, highly competitive and fragmented market, which is based on consumer preferences and requires substantial human and capital resources. We expect competition to intensify in the future. There can be no assurance that we will be able to compete effectively. We believe that the main competitive factors in the cell phone industry are effective marketing and sales, brand recognition, product quality, product placement and availability, niche marketing and segmentation and value propositions. They also include benefits of one's company, product and services, features and functionality, and cost. Many of our competitors are established, profitable and have strong attributes in many, most or all of these areas. They may be able to leverage their existing relationships to offer alternative products or services at more attractive pricing or with better customer support. Other companies may also enter our markets with better products or services, greater financial and human resources and/or greater brand recognition. Competitors may continue to improve or expand current products and introduce new products. We may be perceived as relatively too small or untested to be awarded business relative to the competition. To be competitive, we will have to invest significant resources in business development, advertising and marketing.  We may also have to rely on strategic partnerships for critical branding and relationship leverage, which partnerships may or may not be available or sufficient. We cannot assure that it will have sufficient resources to make these investments or that we will be able to make the advances necessary to be competitive. Increased competition may result in price reductions, reduced gross margin and loss of market share. Failure to compete successfully against current or future competitors could have a material adverse effect on the Company’s business, operating results and financial condition.

Changes in technology may reduce the demand for the products or services we may offer following a business combination.

The cell phone industry is substantially affected by rapid and significant changes in technology. These changes may reduce the demand for certain existing services and technologies used in these industries or render them obsolete. We cannot assure you that the technologies used by or relied upon or produced by a target business with which we effect a business combination will not be subject to such occurrence. While we may attempt to adapt and apply the services provided by the target business to newer technologies, we cannot assure you that we will have sufficient resources to fund these changes or that these changes will ultimately prove successful.

If our products or services that we market and sell are not accepted by the public, our profits may decline.

Certain segments of the cell phone industry is dependent on developing and marketing new products and services that respond to technological and competitive developments and changing customer needs and tastes. We cannot assure you that the products and services of a target business with which we effect a business combination will gain market acceptance. Any significant delay or failure in developing new or enhanced technology, including new product and service offerings, could result in a loss of actual or potential market share and a decrease in revenues.

Management is fully aware of these risks, and believes that these are manageable risks and does not post real threats to the Company’s healthy development.

Risks Associated with the Chinese Market

Potential for reduced growth in mobile communications in China may negatively impact our growth.

        Our growth and success is dependant upon the continued growth of the mobile telecommunications market in China. Most analysts project growth rates that will support our financial forecasts. However, any deviation in total market forecasts can negatively impact our expected growth and profitability.

If Chinese government regulation changes, it may affect our business

        Chinese government policy is currently impacting the mobile subscriptions and handset industry in several ways. First, ring tones are regulated by the government and impact development of handset software. Second, wireless subscriptions must have a "free trial" offered to subscribers for 30-days. Licensing of 3G and other transmission protocols are limited and selected/awarded by the government. These and other policies/laws/regulations impact development, costs incurred by manufactures of handsets and services.

The Chinese market for cell phone products is subject to substantial foreign competition

        Foreign handset competitors are seen as luxury handsets, where "historically" the Chinese handsets have been seen as the less expensive entry-level handset. In a country where multiple handsets (2.7) are owned per customer this may not have been a problem. However, for the future, handsets that are compatible / multifunctional with mobile TV, mobile gaming, mobile phone, and other integrated technologies / services the "luxury" handsets pose a threat to the Chinese handset manufacturers. Foreign competition has a harder time competing on cost, but they have done well competing on image and functionality.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion and analysis provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read in conjunction with our financial statements and notes thereto appearing in this prospectus.

Background on Company

Overview

We were incorporated as Avalon Development Enterprises Inc. on March 29, 1999, under the laws of the State of Florida. Since inception, we have engaged in the acquisition of commercial property and have expanded into building cleaning, maintenance services, and equipment leasing as supporting ancillary services and sources of revenue. Upon the completion of the Merger, we changed our name to GuangZhou Global Telecom, Inc., and succeeded to the business of GTHL, which will be continued as our sole line of business.

We are a nationally integrated mobile phone handset and pre-paid calling card distributor and provider of mobile handset value-added services. Future products and services include the GTL Lineless Messaging Service and retail sales and customer service operations. We are an independent qualified corporation that serves as a principle distribution agent for China Telecom, China Unicom, and China Mobile. We also maintain and operate the largest prepaid mobile phone card sales and distribution center in Guangdong Province and maintain cooperative distribution relationships with VK, Panasonic, Motorola, LG, GE and Bird corporations, among others.

Plan of Operation

        During the next twelve months, we expect to take the following steps in connection with the development of our business and the implementation of our plan of operations:

        In addition to existing hardware distribution and sales partnerships, in the coming months, we will focus on expanding our services, building a retail presence and developing e-commerce business units in order to build and maintain a high-quality brand and service reputation. We currently serve as a nationally integrated mobile phone handset and pre-paid calling card distributor and provider of mobile handset value-added services. Future products and services include Lineless Messaging Service (“LMS”) and retail sales and customer service operations.

We plan to focus our operations in the coming months on development activities, as they are a fundamental building block to our future financial success. More specifically, we will devote significant resources to identifying and developing new software and value-added services through an expanded network of regional and neighborhood service centers, shops and via a virtual store. We also plan to continue our distribution operations and to introduce current products and new and innovative software and services through an expanded network of regional and neighborhood retail service centers and shops. This new sales channel will allow us to sell direct to the consumer and to cross-sell additional value-added services and add-on products. We anticipate building strong customer relationships in the local communities that are served in order to take advantage of future sales from existing loyal customers and through word of mouth advertisement.

We also plan to use our relationships within the distribution network to develop and offer value-added services and connected mobile handset services. After entry into a region, we will consult strategies used by existing and successful operations such as Virgin’s entry into England and America. GTL will penetrate the market in key cities and regions such as Beijing, Shanghai and Wuhan first. GTL aims to become the handset service distributor of China Mobile or China Unicom, by segmenting the market (for example, developing special communicated brands for young women) and through a demographically segmented, distributed cost model. Using resources from partners higher in the value chain and close agreements with other services, we will realize maximal profit via bundling communication, handset and value-added services within the networks.

We are also seeking a capital investment partner to fund expansion of our sales, distribution, and post-sale customer support in addition to the development of new business units and operations

Capital Resources and Liquidity

As of September 30, 2006 we had $2,111 in cash. A substantial amount of cash will be required in order to proceed with operations over the next twelve months. We intend to seek advice from investment professionals on how to obtain additional capital and believe that by being a public entity we will be more attractive to the sources of capital. In addition, we will need to raise additional capital to continue our operations past 12 months, and there is no assurance we will be successful in raising the needed capital. Simultaneously with the merger, we will complete a financing with Zenith Capital Management LLC (“Zenith”). The Company shall issue 200,000 shares of Common Stock to Zenith at a purchase price of Two dollars and Fifty Cents ($2.50) per Share for an aggregate value of $500,000 to be purchased. The initial payment of $100,000 for the purchase of 40,000 shares shall be paid immediately upon execution of the Agreement, and the second payment of $400,000 for the additional 160,000 shares shall be paid at such time as the Company commences trading under the new symbol.

Off-Balance Sheet Arrangements

We do not have any off balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, revenues, results of operations, liquidity or capital expenditures.

Employees

We currently have no employees other than our officers and directors.

Properties

We have moved our principal executive offices to those of Guangzhou Global Telecom Limited Company, Room 1802, North Tower, Suntec Plaza, No. 197 Guangzhou Avenue North, Guangzhou, PRC 510075.   We believe that these spaces are sufficient and adequate to operate our current business.

Legal Proceedings

We are not a party to any pending legal proceedings.

Government Regulation

There are no direct governmental approvals required for our products and services.

Directors and Executive Officers

The following table sets forth information regarding the members of the Company’s Board of Directors and its executive officers following the Closing Date. The directors listed below will serve until the next annual meeting of the Company’s stockholders.

Name	Age	Position
Yankuan Li	50	Chief Executive Officer and Chairman of the Board
Yiwen Wu	43	Chief Operating Officer and Director
Zhihan Hu	43	Chief Financial Officer and Director

The principal occupation for the past five years (and, in some instances, for prior years) of each of our directors and officers are as follows:

Yankuan Li
Chief Executive Officer and Chairman of the Board
Yankuan Li has been Chairman of the Board of GTL since 2005. From 2004-2005 he was General Manager of Guangzhou YueShen TaiYang Technology Ltd., a subsidiary of Pacificnet Inc. (Nasdaq: PACT). From 2003-2004 he was Managing Director of the phone card division of Guangzhou Trading Center of Renwoxing, responsible for phone cards. From 2000-2003 he was Department Manager of the Industrial and Commercial Bank of China Guangzhou Branch. Mr. Yankuan holds a bachelor degree in Business Management of Beijing United University in 1998.

Yiwen Wu
Chief Operating Officer
Yiwen Wu has been General Manger of GTL from 2005 to present. Gerneral From 2003-2005 he was Vice General Manager of Guangzhou Trading Center of Renwoxing, responsible for phone cards. From 2001-2003 he was Vice General Manager of Guangzhou YueShen Technology Limited.

Zhihan Hu
Chief Financial Officer
Zhihan Hu has been CFO of GTL from 2005 to present. In 2005 he was Financial Manager of Guangzhou Tianjian Real Estate Development Co., Ltd. From 2002-2004 he was Financial Manager of Guangdong Materials & Equipment Import & Export Co., Ltd. From 2000-2002 he was CFO of Huiyijia Household Appliance Co., Ltd. in Zhongshan and Zhuhai, representing Grandbuy Co.,Ltd. Mr. Zhihan is a CPA and holds a Bachelor’s degree in International Finance from Zhongshan University.

Board of Directors Composition and Committees

Immediately following the Merger, Yankuan Li, Yiwen Wu, and Zhihan Hu will make up the entire Board of Directors.

Director Compensation

Following the Merger, the Company may compensate non-management directors through the issuance of stock awards including, without limitation, stock options, restricted stock awards, stock grants and/or stock appreciation rights. The Company intends to make such awards pursuant to a stock option plan or employee incentive plan to be approved by the Company.

Indemnification of Directors and Officers

As permitted by the provisions of the Florida Statutes, we have the power to indemnify any person made a party to an action, suit or proceeding by reason of the fact that they are or were a director, officer, employee or agent of the Company, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any such action, suit or proceeding if they acted in good faith and in a manner which they reasonably believed to be in, or not opposed to, our best interest and, in any criminal action or proceeding, they had no reasonable cause to believe their conduct was unlawful. Termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which they reasonably believed to be in or not opposed to our best interests, and, in any criminal action or proceeding, they had no reasonable cause to believe their conduct was unlawful.

We must indemnify a director, officer, employee or agent who is successful, on the merits or otherwise, in the defense of any action, suit or proceeding, or in defense of any claim, issue, or matter in the proceeding, to which they are a party because they are or were a director, officer, employee or agent, against expenses actually and reasonably incurred by them in connection with the defense.

We may provide to pay the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding as the expenses are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that they are not entitled to be indemnified by us.

The Florida Statutes also permit a corporation to purchase and maintain liability insurance or make other financial arrangements on behalf of any person who is or was

•	a director, officer, employee or agent of the corporation,
•	or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprises.

Such coverage may be for any liability asserted against them and liability and expenses incurred by them in their capacity as a director, officer, employee or agent, or arising out of their status as such, whether or not the corporation has the authority to indemnify them against such liability and expenses.

Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to officers, directors or persons controlling our company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

Executive Compensation

The following executives of the Company received compensation in the amounts set forth in the chart below for the period ended December 31, 2006. All compensation listed is in US dollars. No other item of compensation was paid to any officer or director of the Company other than reimbursement of expenses.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)		Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)
Yankuan Li, Chief Executive Officer and Chairman of the Board	2006	12,000	0	0	0	0	0	0	0	0
Yiwen Wu, Chief Operating Officer and Director	2006	$10,800	0	0	0	0		0	0	$0
Zhihan Hu, Chief Financial Officer and Director	2006	$9,600	0	0	0	0		0	0	$0

Certain Relationships and Related Transactions

None.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the number of shares of Common Stock beneficially owned on March 27, 2007, the Closing Date, by each person who is known by the Company to beneficially own 5% or more of the Company’s Common Stock, each of the Company’s directors and executive officers, and all of the Company’s directors and executive officers, as a group:

Name and Address	Number of Common Shares Beneficially Owned(2)	Percent of Class
Yankuan Li (1)	12,343,424	23.3%
Yiwen Wu (1)	250,000	0.5%
Zhihan Hu (1)	10,000	0.02%
All directors and executive officers as a group (3 in number) (3)	12,603,424	23.83%

(1) The person listed is an officer and/or director of the Company.
(2) Based on 52,890,000 shares of common stock issued and outstanding as of March 27, 2007.
(3) As of the Closing, Allen Greenberg resigned from the Company, and authorized the cancellation of his 40,250,000 shares of common stock.

Description of Securities

We are authorized to issue 75,000,000 shares of common stock, par value $0.01 per share, and 0 shares of preferred stock. On March 27, 2007, we effectuated an 8.75-1 forward split for the Company’s outstanding shares. We currently have a total of 52,890,000 shares of common stock issued and outstanding.

All shares of common stock have equal rights and privileges with respect to voting, liquidation and dividend rights. Each share of common stock entitled the hold thereof (a) to one non-cumulative vote for each share held of record on all matters submitted to a vote of the stockholders; (b) to participate equally and to receive any and all such dividends as may be declared by the board of directors; and (c) to participate pro rata in any distribution of assets available for distribution upon liquidation. Holders of our common stock have no preemptive rights to acquire additional shares of common stock or any other securities. Our common stock is not subject to redemption and carries no subscription or conversion rights.

In addition, such authorized but unissued common shares could be used by the board of directors for defensive purposes against a hostile takeover attempt, including (by way of example) the private placement of shares or the granting of options to purchase shares to persons or entities sympathetic to, or contractually bound to support, management. We have no such present arrangement or understanding with any person. Further, the common shares may be reserved for issuance upon exercise of stock purchase rights designed to deter hostile takeovers, commonly known as a “poison pill.”

Market Price of and Dividends on Our Common Equity and Related Stockholder Matters

        The Company is eligible to participate in the over-the-counter securities market through the National Association of Securities Dealers Automated Quotation Bulletin Board System, under the trading symbol "AVDV".   The Company’s shares of Common Stock have not been traded on the over-the-counter securities market since it has become eligible.  Consequently, there is no information available on share price, bid quotes or ask quotes for the period ended December 31, 2006.

The information set forth in Item 1.01 is incorporated herein by reference.

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the merger, we issued the following shares:

Li Yankuan	12,343,424
Chen Haiying	597,262
Li Hanguang	1,791,787
Ni Jingda	1,792,769
Li Zhikeng	1,791,787
Li Yanfen	1,791,787
Wu Linnian	1,393,613
Fung Sui	398,175
Liang Huiyi	796,350
Henan Huasheng Investment Limited	1,791,788
Yan Chendi	2,070,510
Hui Wan Sang	1,393,613
Kay Choong Loon Stephen	716,715
Investgold Limited	1,393,613
Lee Li	955,620
Chan Chui Yin Ada	238,905
Wong Chi Tat	238,905
Lee Ming Michael	358,358
Lun Wen Lin	477,810
Liang Rui Yi	597,263
Fintel Group Limited	3,503,940
He Junzhi	2,627,955
Wu Yiwen	250,000
Yuan Guanghui	125,000
Peng Lingling	175,000

Hu Zhihan	10,000
Ma Zhixin	17,236
Xue Yanfen	15,243
He Qinger	17,136
Zhao Xiaowei	11,457
Chen Xiaoxian	11,457
Wu Zhaowei	11,457
Chen Qiuju	7,658
Liang Siming	11,457
Li Ziyan	12,038
Li Xiaohong	5,678
Song Yanfang	5,778
Xie Xiaoping	5,778
Deng Bingzhao	7,500
Chen Shaolian	10,000
Xiao Jinghui	5,678
Zhou Yongkang	15,000
Chen Zhixiong	15,000
Qin Yingbo	10,000

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant.

None.

Section 5 - Corporate Governance and Management

Item 5.01 Changes in Control of Registrant.

On March 27, 2007, in exchange for all of the Avalon common shares tendered we issued to the GTHL shareholders a total of 39,817,500 shares of our common stock which represents all of the issued and outstanding common stock after the transaction is closed. Such shares will be restricted in accordance with Rule 144 of the 1933 Securities Act.

Accounting Treatment; Change of Control. The Merger is being accounted for as a reverse merger (recapitalization), since the former stockholders of GTHL now own a majority of the outstanding shares of our common stock. No arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of our board of directors and, to our knowledge, no other arrangements exist that might result in a change of control in the future. As a result of the issuance of shares representing, and equating to, all of our issued and outstanding common stock, and the change in the majority of our officers and directors, a change in control occurred on the date of the consummation of the Merger. As of the time immediately following the closing, we continue to be a “small business issuer,” as defined under the Securities Exchange Act of 1934, as amended.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        Upon closing of the Merger on March 27, 2007, our sole director and officer, Allen Greenberg, resigned, and Yankuan Li, Yiwen Wu, and Zhilan Hu were appointed as our new directors.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

        None.

Item 5.06 Change in Shell Company Status.

Pursuant to the terms of the Merger, we are no longer designated as a shell company. Item 1.01 is incorporated by reference.

Section 9  - Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

       Financial Statements of GTHL, Inc. for the period ended December 31, 2006 are herein after the signature page.

(b)	Pro forma financial information.

       N/A

(d)	Exhibits

Exhibit No.	Exhibits

10.1
Stock Purchase Agreement and Share Exchange dated January 10, 2007 by and among Avalon Development Enterprises, Inc., Global Telecom Holdings Limited, and the shareholders of Global Telecom Holdings Limited.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GuangZhou Global Telecom, Inc.

Dated: March 29, 2007	By:	/s/ Yankuan Li
Name: Yankuan Li
Title: Chief Executive Officer

Global Telecom Holdings, Ltd.

Consolidated Financial Statements

December 31, 2006 and 2005

(Stated in US Dollars)

Global Telecom Holdings, Ltd.

Board of Directors and Stockholders
Global Telecom Holdings, Ltd.

Independent Auditor’s Report

We have audited the accompanying consolidated balance sheets of Global Telecom Holdings, Ltd. as of December 31, 2006 and 2005, and the related consolidated statements of income, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial positions of Global Telecom Holdings, Ltd as of December 31, 2006 and 2005, and the results of its operations, and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Samuel H. Wong & Co. LLP
Certified Public Accountants
South San Francisco, California
January 30, 2007

Global Telecom Holdings, Ltd
Consolidated Balance Sheets
At December 31, 2006 and 2005
(Stated in US Dollars)

	Note
ASSETS		2006	2005

Cash	2(e)	37,148	197,592
Accounts Receivable	2(f)	0	0
Other Receivable	4	990,906	327,649
Note Receivable	5	343,143	146,037
Due from Related Parties		258,962	73,867
Inventory	2(g)	8,962	669,799
Total Current Assets		1,639,121	1,414,944

Property, Plant & Equipment, Net	2(h),6	63,108	89,764
Deposit		29,998	19,075

Total Assets		$ 1,732,227	$ 1,523,783

LIABILITIES & STOCKHOLDERS' EQUITY

Liabilities

Accounts Payable		-	289,405
Taxes Payable		10,298	8,968
Other Payable		5,595	164,933
VAT Payable		899,516	299,295
Income Tax Payable	2(n)	48,722	-
Due to Shareholder		32,055	20,531
Accrued Liabilities		22,386	19,818
Total Current Liabilities		1,018,572	802,950

Total Liabilities	7	1,018,572	802,950

Stockholders' Equity

Common Stock Capital	8	375,435	375,435
Additional Paid in Capital		-	-
Other Comprehensive Income	2(p)	25,664	5,488
Retained Earnings		312,556	339,910

Total Stockholders' Equity		713,655	720,833
Total Liabilities & Stockholders' Equity		$ 1,732,227	$ 1,523,783

See Accompanying Notes to the Financial Statements

Global Telecom Holdings, Ltd
Consolidated Statements of Income
for the years ended December 31, 2006 and 2005
(Stated in US Dollars)

	Note
Revenue		2006	2005

Sales	2(j)	12,839,106	6,742,515
Cost of Sales		11,397,063	5,959,318
Gross Profit		1,442,043	783,197

Operating Expenses

Selling Expenses		575,765	264,680
Administration & General		623,065	197,520
Total Operating Expense		1,198,830	462,200

Operating Income/(Loss)		243,213	320,997

Other Income & Expenses

Interest Income		25,057	19,523
Other Expenses		(178)	-

Total Other Income (Loss) and Expense		24,879	19,523

Income Tax	2(n)	47,719	-

Net Income		$220,373	$340,520

Basic and diluted net income per common share		$0.59	$0.91

Basic and diluted weighted average common shares outstanding		375,435	375,435

See Accompanying Notes to the Financial Statements

Global Telecom Holdings, Ltd
Consolidated Statements of Changes in Stockholders’ Equity
for the years ended December 31, 2006 and 2005
(Stated in US Dollars)

		Other
	Common Stock	Comprehensive Income	Retained Earnings	Total

Balance, January 1, 2005	375,435	-	(610)	374,825
Net income	-	-	340,520	340,520
Foreign currency translation adjustment	-	5,488	-	5,488
Balance, December 31, 2005	375,435	5,488	339,910	720,833
Check

		Other
	Common Stock	Comprehensive Income	Retained Earnings	Total

Balance, January 1, 2006	375,435	5,488	339,910	720,833
Dividend	-	-	(247,727)	(247,727)
Net income	-	-	220,373	220,373
Foreign currency translation adjustment	-	20,176	-	20,176
Balance, December 31, 2006	375,435	25,664	312,556	713,655

See Accompanying Notes to the Financial Statements

Global Telecom Holdings, Ltd
Consolidated Statements of Cash Flows
for the years ended December 31, 2006 and 2005
(Stated in US Dollars)

	2006	2005
	USD	USD
Cash Flow from Operating Activities

Cash Received from Customers	$12,021,100	$6,347,355
Cash Paid to Suppliers	(11,771,117)	(6,296,580)
Interest Received	25,057	19,523
Cash Paid for Other Expenses	(178)	-

Cash Sourced/(Used) in Operating Activities	274,862	70,298

Cash Flows from Investing Activities

Investment in Notes Receivable	188,364	143,725
Purchase of Property, Plant & Equipment	-	102,443
Deposit Paid	10,088	18,773

Cash Used/(Sourced) in Investing Activities	198,452	264,941

Cash Flows from Financing Activities

Issuance of Common Stock	-	369,364
Dividend Paid	(250,567)	-
Loan received from shareholder	10,688	19,373
Cash Sourced/(Used) in Financing Activities	(239,879)	388,737

Net Increase/(Decrease) in Cash & Cash Equivalents for the Year	(163,469)	194,094

Effect of Currency Translation	3,025	3,124

Cash & Cash Equivalents at Beginning of Year	197,592	374

Cash & Cash Equivalents at End of Year	$37,148	$197,592

See Accompanying Notes to the Financial Statements

Global Telecom Holdings, Ltd.
Reconciliation of Net Income to Cash Flow Sourced in Operating Activities
for the years ended December 31, 2006 and 2005
(Stated in US Dollars)

	2006	2005
	USD	USD
Net Income	220,373	340,520

Adjustments to Reconcile Net Income to
Net Cash Provided by Cash Activities:

Depreciation	28,984	14,101
Decrease/(Increase) in Other Receivable	(639,093)	(322,461)
Decrease/(Increase) in Due from Related Parties	(178,914)	(72,698)
Decrease/(Increase) in Inventory	668,701	(659,193)
Increase/(Decrease) in Accounts Payable	(292,722)	284,822
Increase/(Decrease) in Taxes Payable	1,015	8,826
Increase/(Decrease) in Other Payable	(161,343)	162,321
Increase/(Decrease) in VAT Payable	578,263	294,556
Increase/(Decrease) in Accrued Liabilities	1,879	19,504
Increase/(Decrease) in Income Tax Payable	47,719	-

Total of all adjustments	54,489	(270,222)

Net Cash Provided by Operating Activities	$274,862	$70,298

See Accompanying Notes to the Financial Statements

Global Telecom Holdings, Ltd.
Notes to the Consolidated Financial Statements
For the years ended December 31, 2006 and 2005
(Stated in US Dollars)

1.  ORGANIZATION AND PRINICPAL ACTIVITIES

Global Telecom Holdings Limited (GTH or “the Company” is a British Virgin Islands (BVI) Company incorporated on April 1, 2004 under the British Virgin Islands International Business Companies Act (CAP. 291)

The Company functions as the holding company of Guangzhou Global Telecommunication Company Limited (GGT), which was established on December 4, 2004 in PRC with a registered and paid-up capital of $375,307 (RMB 3,030,000). GTH acquired GGT on or about August 2, 2006 by way of an exchange of shares between GTH and GGT.

GTH through its subsidiary GGT, is principally engaged in the distribution and trading of rechargeable phone cards, cellular phones and accessories within the City of Quangzhou, Guangdong Province, PRC. Customers of the Company embrace wholesalers, retailers and final users.

The Company now operates in a leased facility located at Ling Yuan Xi Lu, 13 Hao Ce San Duan, City of Guangzhou with a network of 8 self-operated retail stores.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Method of Accounting

The Company maintains its general ledger and journals with the accrual method of accounting for financial reporting purposes. The financial statements and notes are representations of management. Accounting policies adopted by the Company conform to generally accepted accounting principles in the United States of America and have been consistently applied in the presentation of financial statements, which are compiled on the accrual basis of accounting.

(b)	Consolidation

The group consolidation are comprised of a holding company, Global Telecom Holdings Limited (a BVI company) and a wholly-owned subsidiary Guangzhou Global Telecommunication Company Limited (a PRC company)

The consolidated financial statements are compiled in accordance with generally accepted accounting principles in the United States of America. All significant inter-company accounts and transactions have been eliminated.

Global Telecom Holdings, Ltd.
Notes to the Consolidated Financial Statements
For the years ended December 31, 2006 and 2005
(Stated in US Dollars)

(c)	Economic and Political Risks

The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic, legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, restriction on international remittances, and rates and methods of taxation, among other things.

(d)	Use of Estimates

Our discussion and analysis is based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting years. These accounts and estimates include, but are not limited to, the estimation on useful lives of property, plant and equipment. Actual results could differ from those estimates.

(e)	Cash and Cash Equivalents

The Company considers all cash and other highly liquid investments with initial maturities of three months or less to be cash equivalents. The company maintains bank accounts only in the PRC. The company does not maintain any bank accounts in the United States of America.

(f)	Accounts Receivable-Trade

Trade receivables are recognized and carried at the original invoice amount less allowance for any uncollectible amounts. An estimate for doubtful accounts is made when collection of the full amount is no longer probable. Based on the Company’s collection experience, no allowance was considered necessary for the two years ended December 31, 2006 and 2005.

(g)	Inventories

Inventories are stated at the lower of cost or market value. Cost is computed using the first-in, first-out method and includes all costs of purchase and other costs incurred in bringing the inventories to their present location and condition. Market value is determined by reference to the sales proceeds of items sold in the ordinary course of business or estimates based on prevailing market conditions. The inventories are telecommunication products such as mobile phone, rechargeable phone cards, smart chip, and interactive voice response cards.

Global Telecom Holdings, Ltd.
Notes to the Consolidated Financial Statements
For the years ended December 31, 2006 and 2005
(Stated in US Dollars)

(h)	Property, Plant, and Equipment

Property, plant and equipment are carried at cost net of accumulated depreciation. Depreciation is provided over their estimated useful lives, using the straight-line method with no salvage value. Estimated useful lives of the property, plant and equipment are as follows:

Leasehold Improvement	5 years
Equipment	5 years
Furniture and Fixtures	5 years
Motor Vehicles	3 years

(i)	Accounting for Impairment of Long-Lived Assets

The Company adopted Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Live Assets” (“SFAS 144”), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144. SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets.

The long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. It is reasonably possible that these assets could become impaired as a result of technology or other industry changes. Determination of recoverability of assets to be held and used is by comparing the carrying amount of an asset to future net undiscounted cash flows to be generated by the assets.

If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

During the reporting years, there was no impairment loss.

(j)	Revenue Recognition

Revenue from the sale of the products is recognized on the transfer of risks and rewards of ownership, which generally coincides with the time when the goods are delivered to customers and the title has passed.

(k)	Advertising

The Company expensed all advertising costs as incurred.

Global Telecom Holdings, Ltd.
Notes to the Consolidated Financial Statements
For the years ended December 31, 2006 and 2005
(Stated in US Dollars)

(l)	Research and Development

All research and development costs are expensed as incurred.

(m)	Foreign Currency Translation

The Company maintains its financial statements in the functional currency. The functional currency of the Company is the Renminbi (RMB). However, the accompanying financial statements are presented in United States dollars. Monetary assets and liabilities are translated at year-end exchange rates whereas revenues and expenses are translated at average exchange rates of the year. Capital accounts and fixed Assets/Long Term Assets are translated at the actual historical exchange rates when the capital transactions occurred. Any translation adjustments resulting are not included in determining net income, but are included in foreign exchange adjustment to other comprehensive income, as a component of stockholders’ equity.

Exchange Rates	2006	2005
Year end RMB : US$ exchange rate	7.81750	8.07340
Average yearly RMB : US$ exchange rate	7.98789	8.20329

RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US$ at the rates used in translation.

(n)	Income Taxes

The Company accounts for income tax using an asset and liability approach and allows for recognition of deferred tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not that these items will either expire before the Company is able to realize their benefits, or that future realization is uncertain.

No provision for deferred tax liabilities has been made, since the Company had no material temporary differences between the tax bases of assets and liabilities and their carrying amounts on the book.

The Company (GGT) is operating in the PRC, and in accordance with the relevant tax laws and regulations of PRC, the corporation is subject to Enterprise Income Taxes (“EIT”) at statutory rate of 33% which comprises 30% national income tax and 3% local income tax. However, the Company is a telecommunication company, and in accordance with the relevant regulations regarding the favorable tax treatment for this industry, the Company is entitled to have first year tax exemption; thereafter, the company will be allowed a 15% tax rate.

Global Telecom Holdings, Ltd.
Notes to the Consolidated Financial Statements
For the years ended December 31, 2006 and 2005
(Stated in US Dollars)

(o)	Statutory Reserve

Statutory reserve refers to the amount appropriated from the net income in accordance with PRC laws or regulations, which can be used to recover losses and increase capital, as approved, and, are to be used to expand production or operations. PRC laws prescribe that an enterprise operating at a profit, must appropriate, on an annual basis, from its earnings, an amount to the statutory reserve to be used for future company development. Such an appropriation is made until the reserve reaches a maximum equalling 50% of the enterprise’s capital.

However, since the Company (GGT) is a PRC entity without foreign shareholders and that the Memorandum and Articles do not provide for such appropriation, the Company is therefore not required to fund the Statutory Reserve.

(p)	Other Comprehensive Income

Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, all items that are required to be recognized under current accounting standards, as components of comprehensive income are required to be reported in a financial statement that is presented with the same prominence as other financial statements. The Company’s current component of other comprehensive income is the foreign currency translation adjustment.

(q)	Related party transactions

A related party is generally defined as (i) any person that holds 10% or more of the Company's securities including such person's immediate families, (ii) the Company's management, (iii) someone that directly or indirectly controls, is controlled by or is under common control with the Company, or (iv) anyone who can significantly influence the financial and operating decisions of the Company. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties. (See Note 8)

3.        CONCENTRATION

(a)	Geographic Risk

Since the Company’s business is currently limited to the City of Guangzhou, any change of law or unpredicted deterioration of the existing business condition of the city will impact the Company.

(b)	Significant Relationships

A substantial portion of GGT’s business operations depend on mobile telecommunications in China; any loss or deterioration of such relationship may result in severe disruption to the business operations impacting the Company's revenue. GGT relies entirely on the networks and gateways of these phone operators to provide its services. The Company's agreements with these operators are generally for a short period of one year and generally do not have automatic renewal provision. If these providers are unwilling to continue with the Company, the Company's ability to conduct its existing business would be adversely affected.

Global Telecom Holdings, Ltd.
Notes to the Consolidated Financial Statements
For the years ended December 31, 2006 and 2005
(Stated in US Dollars)

4.  OTHER RECEIVABLE

Other receivable outstanding at December 31, 2006 and 2005 consisted of two types of accounts, namely (a) over-stocked cellular phone merchandise returned to supplier because of unsatisfactory market conditions and supplier graciously accepted the goods return pending for their disposal of such merchandise before making refund to the Company and (b) Company voluntarily extended financing to business associates for purchase of merchandise in return for 60% of gross profit in those transactions, in lieu of interest.

Type of Account	2006	2005

(a) Goods returned to two suppliers
pending for refund	$291,124	$207,839

(b) Trade financing to business
Associates 2006: 6 entities 2005: 5 entities	699,782	119,810

	$990,906	$327,649

5.  NOTE RECEIVABLE

Notes receivable at December 31, 2006 and 2005 pertained to the Company’s financing of two unrelated business associates without collateral on the following terms:

Borrower	Term	Interest	2006	2005

Wai Zhou Wong Choy Cable Factory	On Demand	12%	$155,583	$80,564
Kit Yeung Twilight Telecommunication & Cable Factory	On Demand	12%	187,560	65,473

			$343,143	$146,037

Interest charged to borrowers in the amount of $ 25,583 and $19,818 for 2006 and 2005 have been recorded and recognized as interest income.

Global Telecom Holdings, Ltd.
Notes to the Consolidated Financial Statements
For the years ended December 31, 2006 and 2005
(Stated in US Dollars)

6.  PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consist of the following as of December 31:

	2006	2005
Category of Asset
Equipment	$10,936	$10,589
Furniture & Fixtures	11,594	11,226
Leasehold Improvement	24,265	23,496
Vehicles	60,705	58,780
	107,500	104,091

Less: Accumulated Depreciation	44,392	14,327
	$63,108	$89,764

The depreciation expenses were $28,984 and $14,101 for the years ended December 31, 2006 and 2005, respectively.

7.  LEASE COMMITMENTS

The Company leases office space and retail stores under operating leases ranging from 3 to 5 years with fixed monthly rentals. None of the leases included contingent rentals. Lease expense charged to operations in 2006 and 2005 amounted to $191,930 and $64,743 respectively. Future minimum lease payments under non-cancelable operating leases in the next four years until termination of the leases amounted to $353,169 distributed as:

For the years ended December 31,
2007	$185,767
2008	139,306
2009	27,796
2010	300
$353,169

8.  COMMON STOCK CAPITAL

The Company is authorized by its Memorandum of Association (ie. equivalent to Articles of Incorporation) to issue a total of 50,000 shares at a par value of US$1.00 each of which 1,000 shares at a par value of US$1.00 per share have been issued, paid-up and outstanding as of December 31, 2006 and 2005.

Global Telecom Holdings, Ltd.
Notes to the Consolidated Financial Statements
For the years ended December 31, 2006 and 2005
(Stated in US Dollars)

9.  SUBSEQUENT EVENTS

The Company has planned to carry out a reverse merger transaction with Avalon Development Enterprises, Inc., a Florida USA corporation (an OTCBB Company) in the near future with the objective of transforming GTH into a public company. The reverse-merger which has been organized by an investment firm, involves equity financing that will provide an injection of working capital; thus, the Company will be able to carry out its business plan.

10.  LOSS CONTINGENCIES

The Company has been collecting from its customers Value Added Tax (VAT) at 4% of sales, on behalf of the government. Management of the Company has decided to withhold payment of VAT to government in the meantime because the government may waive past due VAT after decision has been made in accordance with regulations for technology zone on tax-exemption matter.

Since it is uncertain of the final outcome of this VAT matter, management has decided to maintain the accrued VAT liability of $899,516 and $299,295 at December 31, 2006 and 2005. In lack of pertinent information, management was unable to estimate penalty and interest in late VAT payment if any for provision to be made at December 31, 2006 and 2005.